UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 22, 2008

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On May 22, 2008, the Board of Directors (the “Board”) of Cephalon, Inc., upon the recommendation of the Stock Option and Compensation Committee of the Board, approved changes to certain fees and annual retainers paid to members of the Board.  The following table details those changes:

Cash Compensation Component	Prior Compensation Structure	New Compensation Structure Approved May 22, 2008
Annual Cash Retainer	$35,000	$50,000
Board Meeting Fee	$3,000	$5,000
Telephonic Meeting Fee	$2,000	No change
Lead/Presiding Director	$20,000	No change
Committee Member Retainer	$10,000	$15,000
Audit Committee Chairman Retainer	$12,000	$20,000
Corporate Governance and Nominating Committee Chairman Retainer	$12,000	$17,000
Stock Option and Compensation Committee Chairman Retainer	$12,000	$17,000

A Summary of Oral Agreement for Payment of Services between Cephalon, Inc. and its Board of Directors dated May 22, 2008 reflecting the Annual Retainer Increase is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description of Document
10.1	Summary of Oral Agreement for Payment of Services between Cephalon, Inc. and its Board of Directors dated May 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: May 28, 2008	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Summary of Oral Agreement for Payment of Services between Cephalon, Inc. and its Board of Directors dated May 22, 2008